UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2019

Date of Report (Date of earliest event reported)

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2600 W. Camelback Road
Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 247-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2019, Grand Canyon Education, Inc., a Delaware corporation (“GCE”), its wholly owned subsidiary, Orbis Education Services, LLC, a Delaware limited liability company (“Orbis Education”), as guarantor, and Bank of America, N.A,. as administrative agent, entered into a First Amendment (the “First Amendment”) to the Amended and Restated Credit Agreement, dated as of January 22, 2019, among GCE, Orbis Education, as guarantor, Bank of America, N.A. as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein (as amended, the “Credit Agreement”).

Under Section 2.16 of the Credit Agreement, GCE had the right, during the period from January 22, 2019 to March 31, 2019 (or such later date as agreed by the administrative agent) to increase the principal amount of the term loan and the aggregate revolving commitments by up to $50.0 million, from an aggregate of $250.0 million to up to an aggregate of $300.0 million (subject to certain conditions). Per the terms of the First Amendment, GCE was granted the right to increase the principal amount of the term loan and the aggregate revolving commitments by up to $75.0 million, from an aggregate of $250.0 million to up to an aggregate of $325.0 million (subject to certain other conditions).

On February 1, 2019, GCE, Orbis Education, as guarantor, Bank of America, N.A,. as administrative agent, and the other lenders named therein entered into a First Incremental Facility Amendment (the “First Incremental Facility Amendment”) to the Credit Agreement.  Pursuant to the First Incremental Facility Amendment, GCE borrowed an incremental $56,250,000 principal amount of term loans and increased the aggregate revolving commitments by $18,750,000, thereby increasing the principal amount of the term loan borrowed to $243.75 million and the principal amount of the aggregate revolving commitments to $81.25 million.  No other changes were made to the Credit Agreement.

The foregoing descriptions of the First Amendment and the First Incremental Facility Amendment do not purport to be complete and are qualified in their entirety by the full text of these agreements.  Copies of the First Amendment and the First Incremental Facility Amendment will be timely filed as exhibits to an upcoming periodic report in accordance with applicable rules and regulations of the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: February 6, 2019	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)